Exhibit 99.1

TechTarget

VOTE

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may submit a proxy online or by phone instead of mailing this card.

Proxies submitted electronically must be received by 9:00 A.M., Eastern Daylight Time on , 2024.

Online
Go to **www.envisionreports.com/TTGTspecial** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money!
Sign up for electronic delivery at
www.envisionreports.com/TTGTspecial

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF SUBMITTING A PROXY BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors of TechTarget, Inc. recommends a vote FOR proposals 1, 2, 3, 4, and 5.

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Proposal	For	Against	Abstain
1. Adopt the Agreement and Plan of Merger, dated as of January 10, 2024 (as it may be amended, modified or supplemented from time to time, the "Transaction Agreement"), among TechTarget, Inc. ("TechTarget"), Toro CombineCo, Inc., Toro Acquisition Sub, LLC ("Merger Sub"), Informa PLC, Informa US Holdings Limited, and Informa Intrepid Holdings Inc., that provides for, among other things, the merger of Merger Sub with and into TechTarget (collectively, the "Transactions").	☐	☐	☐
2. Approve, on a non-binding, advisory basis, the compensation that will or may become payable to TechTarget's named executive officers in connection with the Transactions.	☐	☐	☐
3. Adopt the proposed TechTarget, Inc. 2024 Incentive Plan.	☐	☐	☐
4. Adopt the proposed TechTarget, Inc. 2024 Employee Stock Purchase Plan.	☐	☐	☐
5. Approve the adjournment of the special meeting if TechTarget determines that it is necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to adopt the Transaction Agreement.	☐	☐	☐

SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED BY THE PROXIES AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER.

IF NO SUCH DIRECTIONS ARE INDICATED THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5 AND, AS SAID PROXIES DEEM ADVISABLE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY CONTINUATION, POSTPONEMENT OR ADJOURNMENT THEREOF.

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Special Meeting Admission Ticket

Special Meeting of TechTarget, Inc. Stockholders

, 2024, 9:00 A.M. Eastern Time
at the offices of Wilmer Cutler Pickering Hale and Door, LLP
60 State Street
Boston, MA 02109

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The Notice of Meeting, combined Proxy Statement/Prospectus, form of Proxy Card and other important materials are available at: www.envisionreports.com/TTGTspecial

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/TTGTspecial

▼ IF SUBMITTING A PROXY BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

TechTarget, Inc.

Notice of Special Meeting of Stockholders

Proxy Solicited by Board of Directors of TechTarget, Inc. for Special Meeting — , 2024

The undersigned, revoking all prior proxies, hereby appoints Charles D. Rennick and Daniel T. Noreck, and each of them, with full power of substitution and re-substitution, as Proxies to represent and vote as designated hereon all the shares of TechTarget which the undersigned would be entitled to vote if personally present, at the Special Meeting of Stockholders of TechTarget ("Special Meeting") to be held at 9:00 a.m., Eastern Daylight Time, on , 2024, at the offices of Wilmer Cutler Pickering Hale and Door, LLP, 60 State Street, Boston, MA 02109 or at any continuation, postponement or adjournment thereof.

Shares represented by this proxy will be voted by the proxies as directed by the undersigned stockholder. If no such directions are indicated, the shares represented by this proxy will be voted FOR proposals 1, 2, 3, 4, and 5 and, as said proxies deem advisable in their discretion on such other matters as may properly come before the Special Meeting or any continuation, postponement or adjournment thereof.

(Items to be voted appear on reverse side)

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving such full title. If signer is a partnership, please sign in full partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C Non-Voting Items

Change of Address — Please print new address below.	**Comments** — Please print your comments below.	**Meeting Attendance** Mark box to the right if you plan to attend the Special Meeting. ☐